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                                                                   EXHIBIT 10(k)











                  REAL ESTATE LEASE WITH CARR RUBIN ASSOCIATES





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                            RUBIN CENTER - ULMERTON

                                     LEASE

This lease ("Lease") is made this 21st day of January, 1998, by and between CARR RUBIN ASSOCIATES, ("Landlord"), whose address is 15201 Roosevelt Boulevard, Suite 112, Clearwater, Florida 33760, and INNOVA PURE WATER, INC., A FLORIDA CORPORATION, ("Tenant"), whose address is 13160-56th Court, SUITE 510, CLEARWATER, FLORIDA 33760.

1. TERM: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following property ("Premises"): APPROXIMATELY 20,789 SQUARE FEET COMPRISED OF 5,214 SQUARE FEET OF AIR CONDITIONED OFFICE SPACE AND 15,575 SQUARE FEET OF NON-AIR CONDITIONED WAREHOUSE SPACE LOCATED AT 13130-56TH COURT, SUITES 601, 602, 603, 604, 605, 607, 608, AND THE FRONT OFFICE PORTION ONLY OF 609 AND 610, CLEARWATER, FLORIDA 33760 for a term ("Term") of five (5) years, commencing on the 1st day of April, 1998, ("Commencement Date") and ending on the 31st of March, 2003 ("Expiration Date").

2. RENT: Tenant agrees to pay to Landlord without demand, deduction or offset, together with all sales and use taxes levied upon the use and occupancy of the Premises, at the address of Landlord hereinabove set forth or at such other place as Landlord may in writing designate, an initial annual rent ("Rent") of $SEE ADDENDUM TO LEASE #1, plus applicable sales tax, payable in equal monthly installments of $SEE ADDENDUM TO LEASE #1, plus applicable sales tax. Tenant shall pay the first monthly installment of Rent (and any pro-rated amounts) on the 1st day of April 1998. All Rent is payable in advance, on the first day of each month and without demand, deduction or offset. If any monthly payment of Rent is not received by Landlord within seven (7) days from the ate it is due, a "late charge" of six percent (6%) of each such payment shall be due Landlord as "Additional Rent" and to compensate Landlord administratively for its having to receive and handle monies untimely paid.

3. USE: Tenant shall use and occupy the Premises only for ADMINISTRATIVE, MANUFACTURING, LABORATORY AND WAREHOUSE STORAGE incidental to the normal customary conduct of its current business operation and for absolutely no other purpose. No use considered hazardous by Landlord's insurer shall be permitted.

4. DELAY: If Landlord is unable to deliver possession of the Premises on the anticipated date of the commencement of the term (see Paragraph 1), because the occupant refuses to give up possession, or for any other reason whatsoever, Landlord shall not be liable for failure to deliver possession on said date, but the Rent payable shall be abated until Landlord tenders possession to Tenant. The Expiration Date of the Lease shall not be extended as a result thereof. Tenant may remain in existing premises until new premises are turned over to them. Such delay not to exceed 45 days.

5.   SECURITY DEPOSIT: Tenant has delivered to Landlord the sum of $SEE
ADDENDUM TO LEASE #1 as a security deposit for the full and faithful performance by Tenant of the terms hereof, such security deposit to be returned, less any sums required to enforce the terms of this Lease, to Tenant after the Expiration Date and after Tenant has vacated the Premises and upon the full and timely performance by Tenant of the provisions of the Lease on its part to be performed. Tenant may not under any circumstances use the security deposit as Rent. Landlord shall have the right to apply any part of the security deposit to cure any non-performance by Tenant and if Landlord does so, Tenant shall upon demand deposit with Landlord the amount so applied, in order to restore the deposit to its original amount. The Real Estate Broker(s) involved in this Lease transaction shall not be in receipt of the security deposit and shall not be responsible for the care, deposit or return of same.

6. UTILITIES AND SERVICE AND TAXES: Landlord will only pay for normal water consumption, and sewer charges for washroom facilities. Tenant shall pay for all other utilities, including, but not limited to, all other water and sewer charges (as Additional Rent) and electricity. Landlord shall not be liable for damages to Tenant's business and/or inventory or for any other claim by or through Tenant resulting from an interruption in utility services. Landlord will pay all real property taxes and assessments.

7. ASSIGNMENT/SUBLEASE: Neither Tenant nor Tenant's legal representatives or successors in interest, by operation of law or otherwise, may or shall assign this Lease, or sublet or permit all or any part of the Premises to be used by others, without the prior written consent of Landlord in each instance. Landlord agrees that it will not unreasonably withhold or delay its consent to such a subletting or such an assignment. Despite any such assignment or subletting, Tenant shall continue to remain completely liable for the performance of all of the obligations of Tenant under this Lease. Landlord, at its option, may prescribe the substance and form of such assignment or sublease documents.

In the event of the transfer and assignment by Landlord of its interest in this Lease and/or sale of the building containing the Premises, either of which it may do at its sole option, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.

8. DEFAULT: Tenant will become in default of the Lease: (a) if Rent or Additional Rent (which term as used heretofore and hereinafter shall mean all monies not designated as "Rent" in the Lease but which are nevertheless payable by Tenant to Landlord under the terms and provisions of the Lease) is not paid within three (3) days after written notice from Landlord; or (b) if Tenant shall have failed to cure a default in the performance of any obligation of Tenant under the Lease (except the payment of Rent and Additional Rent) within ten (10) days after written notice thereof from Landlord; or if a petition in bankruptcy shall be filed by Tenant or if Tenant shall make a general assignment for the benefit for creditors; or (d) if a petition in bankruptcy shall be filed against Tenant and such proceeding is not vacated within thirty
(30) days; or (e) if the Premises are used for some purpose other than the authorized use; or (f) if the Lease is in any way mortgaged or encumbered; or

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In the event of one or more of the foregoing happenings, Landlord may exercise any one or more of the remedies or rights available to it under law or in equity, to include the right to accelerate and declare the entire remaining unpaid Rent and Additional Rent for the balance of the Lease term to be immediately due and payable forthwith.

No re-entry or retaking possession of the Premises by Landlord shall be construed as an election on its part to terminate the Lease, unless a written notice of such election is given to Tenant, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver or any Rent, Additional Rent or other monies due to Landlord hereunder or any damages accruing to Landlord by reason of the violations of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of that or any other violation or default. Legal actions to recover for loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession or reletting and any repairs or remodeling undertaken by Landlord following repossession.

THE PARTIES AGREE THAT ANY CONTROVERSY OR CLAIM RELATING TO THIS CONTRACT, INCLUDING THE CONSTRUCTION OR APPLICATION OF THIS CONTRACT, WILL BE SETTLED BY BINDING ARBITRATION UNDER THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND ANY JUDGMENT GRANTED BY THE ARBITRATOR(S) MAY BE ENFORCED IN ANY COURT OF PROPER JURISDICTION.

9. CURE BY LANDLORD: If Tenant shall default in performing any obligation or condition of this Lease, Landlord may perform the same for the account of the Tenant, and Tenant shall reimburse Landlord for any expense incurred therefor.

10. REPAIRS, ALTERATIONS AND ADDITIONS: Except as otherwise conditioned herein and in ADDENDUM to Lease of even date herewith (if any), Tenant accepts the Premises in "as is" condition and Tenant shall take good care of and maintain in a good condition the Premises and the fixtures, equipment and furnishings therein, and at Tenant's sole cost shall make all repairs necessary to keep them in good working order and condition. It is Tenant's sole responsibility to maintain, repair and replace, whether interior or exterior, all glass and doors in or on the Premises. The heating and air conditioning system shall be under the control of Tenant and Tenant agrees that all operation, upkeep, repairs will be at Tenant's expense, except where the repairs or replacements are covered under a warranty running in favor of Landlord, or are due to fire or other casualty covered by Landlord's insurance in which latter event, said repairs or replacements shall be done at its expense. ALL EQUIPMENT DEEMED BY A LICENSED CONTRACTOR TO BE NON-REPAIRABLE DUE TO AGE OF THE EQUIPMENT SHALL BE REPLACED AT THE LANDLORD'S EXPENSE. LANDLORD WARRANTIES THAT ALL EQUIPMENT, FIXTURES AND FURNISHINGS ARE IN GOOD WORKING ORDER AT THE TIME OF THE COMMENCEMENT OF THIS LEASE. During the term of this Lease and any extension thereof, Tenant shall enter into and maintain a service agreement with a licensed air conditioning contractor, providing routine maintenance to the air conditioning equipment. A copy of this maintenance agreement shall be provided to Landlord within thirty
(30) days after the commencement of the term of this Lease. Landlord shall make, but Tenant shall reimburse Landlord therefor, repairs necessitated by the fault or negligence of Tenant, or that of Tenant's agents, employees, contractors, consultants or invitees. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of the Landlord. LANDLORD SHALL WARRANT THAT ANY CHANGES WITHIN THE PREMISES THAT ARE CURRENTLY NOT TO CODE SHALL BE THE RESPONSIBILITY OF THE LANDLORD.

11. MECHANIC LIENS: Tenant agrees that Tenant will pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises of a character which could, but for the prohibitions hereinafter contained, result in liens on Landlord's interest therein, and Tenant will keep the Premises free and clear of all mechanic's liens and other liens and account of work done for Tenant or persons claiming under Tenant. Tenant agrees to and shall indemnify and save Landlord free and harmless against liability, loss, damage, costs or expenses, including attorney's fees and costs of discovery and suit, on account of claims of liens of laborers or materialmen or others for work performed for, or materials or supplies furnished to, Tenant or persons claiming under Tenant.

THE INTEREST OF THE Landlord SHALL NOT, UNDER ANY CIRCUMSTANCES, BE SUBJECT TO LIENS FOR IMPROVEMENTS MADE BY THE Tenant.

A notice concerning this provision of this Lease has been executed by Landlord and has been recorded with the Clerk of the Court of Pinellas County. This Notice reads as follows:




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                        NOTICE REGARDING MECHANIC LIENS

Notice is hereby given of certain Lease provisions contained in the Lease between CARR RUBIN ASSOCIATES, as Landlord, and the Tenant of the Premises on property hereinafter described. This notice is given pursuant to 713.10, Florida Statutes, (1989). CARR RUBIN ASSOCIATES, as Landlord, hereby gives notice as follows:

1.       The name of the Landlord is CARR RUBIN ASSOCIATES.

2. The legal description of the parcel of land to which this notice applies is described in Exhibit "A" attached hereto and by this reference made a part hereof.

3. MECHANIC'S LIEN. Tenant agrees that Tenant will pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises of a character which could, but for the prohibitions hereinafter contained, result in liens on Landlord's interest therein, and Tenant will keep the Premises free and clear of all mechanic's liens and other liens on account of work done for Tenant or persons claiming under Tenant. Tenant agrees to and shall indemnify and save Landlord free and harmless against liability, loss, damage, costs or expenses, including attorney's fees and costs of discovery and suit, on account of claims of liens of laborers or materialmen or others for work performed for, or materials or supplies furnished to, Tenant or persons claiming under Tenant.

         THE INTEREST OF THE Landlord SHALL NOT, UNDER ANY CIRCUMSTANCES, BE SUBJECT TO LIENS FOR IMPROVEMENTS MADE BY THE Tenant.

4. All leases entered into for space in the premises on the parcel of land described in Exhibit "A" attached hereto contain the language identified in Paragraph 3 above.

                                              LANDLORD:    CARR RUBIN ASSOCIATES

                                              ----------------------------------
                                              Leslie A. Rubin, General Partner


STATE OF FLORIDA
COUNTY OF PINELLAS:

         The foregoing instrument was acknowledged before me by
                                                               ________________
this         day of                  ,19
    ________        ________________    ____.


                                               --------------------------------
                                               Notary Public
                                               My Commission Expires:

Tenant agrees that the Public Notice contained above which has been recorded in the public records of the county where the leased Premises are located, may be effectively discharged, released, and removed from said public records by Landlord alone executing and recording in the public records a notice that the leased Premises are discharged and released from the terms of this paragraph, as well as all other provisions of this Lease.

12. SIGNS AND ADVERTISING AND PERMITS: Any signs will be at Tenant's sole expense and will precisely conform to specifications and locations prescribed and approved by Landlord according to the Sign Standard Agreement attached hereto. No other signs or advertising shall be placed on the Premises or in windows by Tenant. All required licenses and permits pertaining to Tenant's use and occupancy of the Premises shall be obtained at Tenant's sole expense.

13. HAZARDOUS MATERIALS: Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage, use or disposal of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage, use or disposal of such substances or materials, nor allow to be brought into the Premises or on to its grounds any such materials or substances except to use in the ordinary course of Tenant's business, and then only after both written notice is given to Landlord of the identity of such substances or materials and such use is registered with, as may be required by, the appropriate governmental agencies. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq., any applicable state or local laws and regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. Landlord shall have the right to periodically, or upon expiration or earlier termination of this Lease, to undertake an environmental audit of the Premises to determine Tenant's compliance with this paragraph. Tenant shall promptly comply with all requirements of such audit and cure all matters raised therein at Tenant's sole cost. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease for all damages associated with the existence, storage, use, release or disposal of hazardous materials in the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant

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or persons acting under Tenant.  The covenants within shall survive the expiration or earlier termination of the Lease Term.

14. NOTIFICATION: As required by F.S. 404.056(8), Landlord notified Tenant as follows:
"RADON GAS - Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health unit.

15. REQUIREMENTS OF LAW: Tenant at its expense shall observe and comply with all present and future (a) laws, rules, codes, orders, regulations, etc., of any governmental authority having jurisdiction with respect to the Premises or the use or occupancy thereof; (b) requirements of the Board of Fire Underwriters, or any other similar body affecting the Premises; and Rules and Regulations promulgated from time to time by Landlord. Tenant shall not use the Premises in a manner which will increase the rate of fire insurance of Landlord over that in effect prior to the Lease.

16. SUBORDINATION: This Lease is subject and subordinate in all respects to all matters of record and all mortgages, any of which may now or hereafter be placed on or affect such Leases and/or real property of which the Premises are a part, or any part of such real property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefore. This paragraph shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any estoppel agreement or certificate that Landlord and/or any mortgagee and/or their respective successors in interest may request.

17.      DAMAGE AND DESTRUCTION:    If the Premises are damaged or destroyed so
that the Premises are rendered wholly untenantable, the Rent shall be proportionally paid up to the time of the casualty and thenceforth shall cease until the date when the Premises have been repaired or restored by Landlord. If the Premises shall be partially damaged or partially destroyed, the damages shall be repaired by and at the expense of the Landlord and the Rent, until such repairs are made, shall be apportioned according to the part of the Premises which are usable by Tenant. Landlord shall not be liable for any inconvenience or annoyance resulting from such destruction or damage or the repair thereof, and shall not be liable for any delay in restoring the Premises. If, anything to the contrary above in this paragraph notwithstanding, the Premises are damaged or destroyed as a result of the wrongful or negligent act of Tenant or any person on the Premises with Tenant's consent, there shall be no apportionment or abatement of Rent. Tenant shall be released from this lease if the repairs are not accomplished within 60 days.

18. CONDEMNATION: If the whole or any substantial (more than 25%) part of the Premises shall be condemned by eminent domain for any public or quasi-public purpose, this Lease shall terminate on the date of the vesting of title, and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term of the Lease, nor shall Tenant be entitled to any part of the condemnation award. If less than a substantial part of the Premises is condemned, this Lease shall not terminate, but Rent shall abate in proportion to the portion of the Premises condemned.

19. RIGHT OF ENTRY: Landlord or its agents or contractors may enter the Premises at any reasonable time for the purposes of inspection or making such repairs as Landlord deems necessary or desirable. Landlord may show the Premises to prospective purchasers or mortgagees and, during the six (6) months prior to expiration of the Lease, to prospective tenants.

20.      INDEMNITY:   Tenant shall indemnify, defend and save Landlord harmless
from and against any liability or expense arising from the use or occupation of the Premises by Tenant, or anyone on or about the Premises with Tenant's permission. Tenant shall provide on or before Commencement Date and keep in force during the Term (and any extensions or renewals thereof) a comprehensive liability policy of insurance insuring Tenant and Landlord against any liability whatsoever occasioned by accident on or about the Premises. Such policy shall be written by an insurance company authorized to do business in Florida and having a Best's rating of "A" in the amount of One Million Dollars combined single limit bodily injury and property damage. Evidence of such insurance shall be delivered to Landlord by Tenant no later than thirty (30) days following the Commencement Date of this Lease.

21. END OR TERM: At the end of the Term, Tenant shall vacate and surrender the Premises to Landlord, broom clean, and in as good condition as they were upon the Commencement Date, ordinary wear and tear excepted, and Tenant shall remove all of the Tenant's moveable property therefrom. All property, furniture, fixtures, equipment, installations and additions which remain in or on the Premises after Tenant has vacated shall be considered abandoned by Tenant and, at the option of Landlord, may either be retained as Landlord's property or may be removed by Landlord at Tenant's expense. All alterations, additions, improvements and fixtures, anything in this particular paragraph to the contrary notwithstanding, which have been or will be installed by either party in or upon the Premises during the Term of the Lease, and which, in any manner are attached to the floors, walls or ceilings, shall be and become the property of Landlord and upon the Expiration Date or any earlier termination of this Lease shall be surrendered with the Premises as a part thereof. Alternatively, Landlord may elect to have Tenant return the Premises to their original condition prior to any buildout thereof by either party.

22. HOLDING OVER: Any holding over after the Expiration Date of the Term or any extended term shall be construed to be a tenancy from month to month at a monthly Rent equal to twice the amount of Rent applicable to the final month of the Term of this Lease (or any previous renewal or extension of same) (pro rated on a monthly basis) and shall otherwise be on the terms herein specified so far as applicable.

23. NOTICES: Any notice by either party to the other shall be in writing and mailed by registered or certified



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mail, return receipt requested, to the address set forth, or to such other address as either party may hereafter designate in writing. Each notice shall be deemed given on the next business day following the date of mailing. Any notice by Landlord to Tenant shall be deemed given if personally delivered to Tenant at the Premises.

24. RISK OF LOSS: All personal property placed or moved in the Premises shall be at the sole risk of Tenant or the owner thereof.

25. FORCE MAJEURE: Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable, or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to acts of God or any other causes of any kind whatsoever which are beyond the control of Landlord.

26.      VENUE:   The parties hereto agree that any and all suits for any and every breach of this Lease shall be instituted and maintained only in those courts of competent jurisdiction in the county or municipality in which the Premises are located.

27.      CORPORATE TENANCY:   If Tenant is a corporation, the undersigned
officer of Tenant hereby warrants and certifies to Landlord that Tenant is a corporation in good standing and is authorized to do business in the State of Florida. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that he or she, as such officer, is authorized and empowered to bind the corporation to the terms of this Lease by his or her signature thereto. Landlord, before it accepts and delivers this Lease, may require Tenant to supply a certified copy of the corporate resolution authorizing the execution of this Lease by Tenant.

28. NO ORAL AGREEMENTS; SUCCESSOR INTERESTS: The agreements contained in the Lease set forth the entire understanding and contract of the parties, shall be binding upon and shall inure to the benefit of the respective heirs, successors, assigns and legal representatives of the parties hereto and shall and may not be changed or terminated orally.

IN WITNESS WHEREOF, the parties have executed the Lease as of the day and year first above written.


WITNESSES FOR LANDLORD

/s/ Donna Lance
-----------------------                      LANDLORD:   CARR RUBIN ASSOCIATES,
                                                         A Florida Corporation

-----------------------                      By:  /s/ Leslie A. Rubin
                                                --------------------------------
                                                Leslie A. Rubin, General Partner


WITNESS FOR TENANT:

/s/ Rose Smith
------------------------                      TENANT:   INNOVA PURE WATER, INC.,
                                                        A Florida Corporation


------------------------                      By: /s/ John E. Nohren
                                                 -------------------------------

                                              ITS: Chairman
                                                  ------------------------------






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                            SIGN STANDARD AGREEMENT

                            RUBIN CENTER - ULMERTON




Lease signage shall be at the Lessee's sole expense with the prior approval of the Lessor. It has been designed to provide a professional and coordinated appearance throughout the Rubin Center - Ulmerton.

Lessee shall purchase a sign base from a plexiglass distributor. The base shall be 3/8 inch bronze plexiglass (color #2412), 2' x 6' with routed edges. Company logo and lettering may be either painted or vinyl.

Once the sign has been fabricated, it shall be installed by the Lessor.

A mail box label with the Lessee's suite number and company name will be provided and installed by the Lessor, at the Lessee's expense.


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                               ADDENDUM TO LEASE

                                       #1


Attached to and forming a part of the Lease Agreement between CARR RUBIN ASSOCIATES, Landlord, and INNOVA PURE WATER, INC., A FLORIDA CORPORATION, Tenant, dated the 21st day of January, 1998, (the "Lease").

Landlord and Tenant hereby agree to the following:

1.       The Lease relates to the following leasehold premises:

         Approximately 20.789 square feet comprised of 5,214 square feet of air conditioned office space and 15,575 square feet of non-air conditioned warehouse space located at 13130-56th Court, Suite 601, 602, 603, 604, 605, 607, 608 and the front office portions only of 609 and 610, Clearwater, Florida 33760.

2. Landlord and Tenant hereby agree that the following amendment will be made to said Lease, namely:

         A. The monthly rent shall be payable in accordance with the following schedule:

                  April 1, 1998 thru March 31, 1999   -   $ 9,102.17 per month
                  April 1, 1999 thru March 31, 2000   -   $ 9,466.26 per month
                  April 1, 2000 thru March 31, 2001   -   $ 9,844.91 per month
                  April 1, 2001 thru March 31, 2002   -   $10,238.70 per month
                  April 1, 2002 thru March 31, 2003   -   $10,648.25 per month

                  All rental rates are subject to applicable sales and use taxes.

         B. On March 1, 1998, Landlord shall transfer and apply Tenant's existing Security Deposit of three thousand four hundred and no/100 ($3,400.00) to the required Security Deposit of the Premises of this Lease.

                  On March 1, 1998, Tenant shall provide Landlord with an additional Security Deposit in the amount of five thousand five hundred and no/100 ($5,500.00) thereby increasing Tenant's Security Deposit to a total amount of eight thousand nine hundred and no/100 ($8,900.00).

                  Landlord and Tenant mutually agree that Landlord shall be responsible for the following improvements:

                  1. Construct four (4) offices in Suite 605 as per Tenant and Landlord approved drawings.

                  2. Provide a finished 3 degrees 6 inch opening between Suites 604 and 605.

                  3. Provide and install two (2) 3 degrees 6 inch solid core doors in Suite 604.

                  4.       Construct a partition wall in the NE office of Suite
                           604.

                  5. Provide one (1) 6 degrees 6 inch double door opening between Suites 601 and 602.

                  6. Provide and install vinyl tile and cove base (approximately 685 square feet) in Suite 602.

                  7.       Clean all existing vinyl tile flooring and carpet.

                  8. Paint all existing office walls in Suite 604, with the exception of the 12 x 28 square foot office, and paint the existing break room in Suite 602.

                  9. Landlord shall inspect and repair as necessary, all HVAC equipment, all overhead doors, and all plumbing and electrical equipment.

                  10.      General cleaning of the premises.

         D. Upon availability of the warehouse portion of Suites 609, 610, and 611, Tenant shall have the first option to expand into this warehouse space at the square footage rates represented in the Rental Rate Schedule described in Item 2.A. above, should existing tenant not exercise it's right to renew at the end of its lease term.

         E. Upon availability of the office and warehouse space located at 13130-56th Court, Suite 606, Tenant shall have the first option to expand into this space at the square footage rates represented in the Rental Rate Schedule described in Item
                  2.A. above, should existing tenant not exercise it's right to renew at the end of its lease term.


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         F.       After the first eighteen (18) months of the initial lease
                  term, Tenant will have the option to relocate within a Rubin Center should Tenant's needs require an increase of a minimum of fifty percent (50%). Also, should Tenant so desire, again after the first eighteen (18) months of the initial lease term, Tenant shall have the option to work directly with Landlord and its representatives in an effort to secure a Build-to-Suit opportunity thru Rubin Management and its affiliates. Should Tenant elect to relocate, then and in such event, upon commencement of a term within another Rubin Center, or a Build-to-Suit location developed by and thru Rubin Management and its affiliates, the terms, conditions and covenants of this Lease shall contemporaneously terminate, and neither party hereunder shall have any further rights against the other, and the Security Deposit referred to in Paragraph 5 of the Lease shall be transferred as per the terms of the new lease for the new premises, or shall be refunded to the Tenant upon termination.

3.       The effective date of this Addendum is 21st day of January, 1998.

4. Landlord and Tenant ratify and affirm all other provisions of the Lease dated the 21st day of January, 1998.



IN WITNESS WHEREOF, the Landlord and Tenant executed the foregoing Addendum to Lease #1 on the 21st day of January, 1998.



In the presence of:


/s/ Donna Lance                        LANDLORD:  CARR RUBIN ASSOCIATES
------------------------------


/s/ Margie Rippy                       BY: /s/ Leslie A. Rubin
------------------------------            -------------------------------------
As to Landlord                            Leslie A. Rubin, General Partner



                                       TENANT:  INNOVA PURE WATER, INC.,
                                                A Florida Corporation


/s/ Rose Smith                         BY:  /s/
-----------------------------             -------------------------------------

                                       ITS: Chairman
-----------------------------              ------------------------------------
As to tenant

                                  EXHIBIT "A"



                             Carr Rubin Associates


Building 6

A portion of Lot 4 in the Northwest 1/4 of Section 9, Township 30 South, Range 16 East, PINELLAS GROVES, INC. as recorded in Plat Book 1, page 55, public records of Pinellas County, Florida, and further being described as follows:

From the North 1/4 corner of Section 9, Township 30 South, Range 16 East, Pinellas County, Florida, as a point of reference; thence N. 89 degrees 44 minutes 57 seconds W., and along the North line of said Section, 990.70 feet; thence leaving said line S. 00 degree 00 minutes 49 seconds W., along the South line of Lots 3 and 4, a distance of 360.00 feet to the Point of Beginning; thence continue N. 89 degree 50 minutes 46 seconds along said line, 244.63 feet; thence N. 00 degrees 17 minutes 44 seconds E., 400.00 feet to the aforementioned Point of Beginning. Said parcel containing 2.2418 acres, more or less.

                               ADDENDUM TO LEASE

                                       #2



Attached to and forming a part of the Lease Agreement between CARR RUBIN ASSOCIATES, Landlord, and INNOVAPURE WATER, INC., A FLORIDA CORPORATION, Tenant, dated the 21st day of January, 1998, and Addendum to Lease #1 of the same date, hereafter collectively described as the "Lease."



Landlord and Tenant hereby agree to the following:

1.       The Lease relates to the following leasehold premises:

         Approximately 20,789 square feet comprised of 5,214 square feet of air conditioned office space and 15,575 square feet of non-air conditioned warehouse space located at 13130 56th Court, Suites 601, 602, 603, 604, 605, 607, 608 and the front office portions only of 609 and 610, Clearwater, Florida 33760.

2. Landlord and Tenant hereby agree that the following amendment will be made to said Lease, namely:

         A. To accommodate additional revisions to Tenant's Construction Scope of Work, the monthly rent shall be revised and payable in accordance with the following schedule:

                  April 1, 1998 thru March 31, 1999   $ 9,269.84
                  April 1, 1999 thru March 31, 2000   $ 9,633.93
                  April 1, 2000 thru March 31, 2001   $10,012.58
                  April 1, 2001 thru March 31, 2002   $10,406.37
                  April 1, 2002 thru March 31, 2003   $10,815.92

                  All rental rates are subject to applicable sales and use taxes.

3.       The effective date of this Addendum is the 13th day of March, 1998.

4. Landlord and Tenant ratify and affirm all other provisions of the Lease dated 21st day of January, 1998, and Addendum to Lease #1 of the same date.



IN WITNESS WHEREOF, the Landlord and Tenant execute the foregoing Addendum to Lease #2 on the 13th day of March, 1998.



In the presence of:


/s/ Donna Lance                        LANDLORD:  CARR RUBIN ASSOCIATES
----------------------------------


/s/ Margie Rippy                       BY:  /s/ Leslie A. Rubin
----------------------------------        -------------------------------------
As to Landlord                            Leslie A. Rubin, General Parner


/s/                                    TENANT:  INNOVA PURE WATER, INC.,
----------------------------------              A Florida Corporation


/s/                                    BY: /s/
----------------------------------        -------------------------------------
As to Tenant
                                       ITS: Chairman
                                           ------------------------------------


                                       1